                                REINSURANCE AGREEMENT

                                       BETWEEN

                    LINCOLN BENEFIT LIFE COMPANY, LINCOLN NEBRASKA
                                 (HEREINAFTER "LBL")

                                         AND

                ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                              (HEREINAFTER, "ALLSTATE")


                                      ARTICLE I
                                 BASIS OF REINSURANCE
                                 --------------------

1. ALLSTATE will indemnify and LBL will automatically reinsure with ALLSTATE, according to the terms and conditions hereof, the net liability for applications received and contracts issued subsequent to the Effective Date by LBL on the contracts listed in Schedule A.

2. The indemnity reinsurance provided hereunder shall be on a modified coinsurance basis. LBL shall retain, maintain, and own all assets held in relation to the Reserve, as defined in Article II of this Agreement.

3. In no event will reinsurance on an application or a policy under this Agreement be in force unless the corresponding application is pending with LBL or policy issued by LBL, or the reinsurance accepted by LBL as the case may be, is in force.


                                     ARTICLE II
                               LIABILITY OF ALLSTATE
                               ----------------------

1. The liability of ALLSTATE with respect to any contract reinsured hereunder will begin simultaneously with that of LBL. ALLSTATE'S liability with respect to any contract reinsured hereunder will terminate on the date LBL'S liability on such contract terminates or the date this Agreement is terminated, whichever is earlier. However, termination of this Agreement will not terminate ALLSTATE'S liability for benefit payments incurred prior to the date of termination.

2. For the purpose of his Agreement, the term "Reserve" will be the "Total Liabilities" of LBL'S Variable Annuity Separate Accounts (corresponding to amounts shown on page 3, line 17 of the 1992 Separate Accounts Statutory Statements).

                                    ARTICLE III
                                MONTHLY SETTLEMENTS
                                -------------------

1. While this Agreement is in effect, LBL shall pay to ALLSTATE on a daily basis, with respect to eligible policies under this Agreement, a reinsurance premium equal to the sum of Items (a) and (b) below, less the sum of Items (c) and (d) below.

     (a)   Gross premiums (direct and reinsurance assumed) collected by LBL.

     (b) Reserves transferred from the LBL General Account to an LBL Separate Account.

     (c)   Gross premiums refunded by LBL to policyholders.

     (d) Reserves transferred from an LBL Separate Account to the LBL General Account.


2. While this Agreement is in effect, ALLSTATE shall pay to LBL on a daily basis a benefit and expense allowance equal to the sum of Items (a), (b),
     (c) and (d) below.

     (a) Net benefits (as defined in Paragraph 3 of this Article III) paid by LBL with respect to the contracts reinsured under this Agreement.

     (b) Commissions and other sales compensation incurred by LBL with respect to the contracts reinsured under this Agreement.

     (c) General insurance expenses incurred by LBL with respect to the contracts reinsured under this Agreement.

     (d) Insurance taxes, licenses and fees (excluding Federal Income Tax) incurred by LBL with respect to the contracts reinsured under this Agreement.


3.   Net Benefits are defined as follows:

     (a) For a contract issued directly by LBL and reinsured under this Agreement, net benefits are the actual amounts payable by LBL to the contractholder, less any amounts payable to LBL by another reinsurer with respect to the contract. These payments include death benefits, endowment benefits, annuity benefits, disability benefits, benefits under A & H policies, withdrawals, surrender benefits and payments on supplementary contracts with and without life contingencies.

     (b) For contracts reinsured by LBL and retroceded under this Agreement, net benefits and commission and expense allowances are the actual amounts payable by LBL to the ceding company with respect to the contract reinsured by LBL.

4. ALLSTATE shall pay to LBL, no less frequently than annually, any taxes incurred by LBL as a result of Section 848 of the Internal Revenue Code which concerns capitalization of policy acquisition costs.


                                     ARTICLE IV
                             DAILY RESERVE ADJUSTMENTS
                             -------------------------


     While this Agreement is in effect, on a daily basis a reserve adjustment equal to the amount defined below shall be paid.

           Let:

               RC = The Reserve change in LBL'S Variable Life Separate Accounts from the end of the prior accounting period to the end of the current accounting period for the reinsured contracts (corresponding to the sum of the amounts on page 4, lines 10,11,12 and 13 of 1992 Separate Account Statutory Statements).

               NII = The net investment income in LBL'S Variable Life Separate
                     Accounts (corresponding to the sum of the amounts on page 4, line 2 of 1992 Separate Account Statutory Statements), minus interest income on LBL'S capital investment in the Separate Accounts.

           If RC is greater than NII then a reserve adjustment of RC-NII is payable by ALLSTATE to LBL.

           If NII is greater than RC, then a reserve adjustment of NII-RC is payable by LBL to ALLSTATE.


                                     ARTICLE V
                                     OVERSIGHTS
                                     ----------


ALLSTATE shall be bound as LBL is bound, and it is expressly understood and agreed that if failure to reinsure or failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either LBL or ALLSTATE, both LBL and ALLSTATE shall be restored to the positions they would have occupied had such error or oversight not occurred.

                                      ARTICLE VI
                                INSPECTION OF RECORDS
                                ---------------------


LBL and ALLSTATE shall have the right, at any reasonable time, to examine at the office of the other, any books, documents, reports or records which pertain in any way to the contracts reinsured under Agreement.


                                    ARTICLE VII
                                     INSOLVENCY
                                     ----------

1. In the event of the insolvency of LBL, reinsurance hereunder is payable by ALLSTATE on the basis of its liability hereunder without diminution because of the insolvency of LBL.

2. Further, in the event of the insolvency of LBL, the liquidator, receiver or statutory successor of the insolvent LBL shall give written notice to ALLSTATE of the pendency of any obligation of the insolvent LBL on any policy reinsured, whereupon ALLSTATE may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to LBL or its liquidator or statutory successor. The expense thus incurred by ALLSTATE shall be chargeable, subject to court approval, against the insolvent LBL as part of the expenses of liquidation to the extent of a proportionate share of the benefit which may accrue to LBL solely as a result of the defense undertaken by ALLSTATE.

3. All moneys due LBL or ALLSTATE under this agreement shall be offset against each other, dollar for dollar, regardless of any insolvency of either party.


                                    ARTICLE VII
                                    ARBITRATION
                                    -----------

Any dispute arising with respect to this Agreement which is not settled by mutual agreement of the parties shall be referred to arbitration. Within twenty
(20) days from receipt of written notice from one party that an arbitrator has been appointed, the other party shall also name an arbitrator. The two arbitrators shall choose a third arbitrator and shall forthwith notify the contracting parties of such choice. Each arbitrator shall be a present or former officer of a life insurance company and should have no present or past affiliation with this Agreement or with either party. The arbitrators shall consider this Agreement as an honorable engagement rather than merely as a legal obligation, and shall be relieved of all judicial formalities. The decision of the arbitrators shall be final and binding upon the parties hereto. Each party shall bear the expenses of its own arbitrator and shall jointly and equally bear the expenses of the third arbitrator and of the arbitration. Any such arbitration shall take place at the Home Office of LBL, unless some other location is mutually agreed upon.

                                     ARTICLE IX
                                PARTIES TO AGREEMENT
                                --------------------

This Agreement is solely between LBL and ALLSTATE. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between ALLSTATE and any party in interest under any contract of LBL reinsured hereunder. LBL shall be and remain solely liable to any insured, contract owner, or beneficiary under any contract reinsured hereunder.


                                     ARTICLE X
                               DURATION OF AGREEMENT
                               ---------------------

This Agreement will be effective as of January 1, 1994, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving the other party sixty (60) days prior written notice of termination.


                                     ARTICLE XI
                                  ENTIRE AGREEMENT
                                  ----------------

This Agreement constitutes the entire contract between ALLSTATE and LBL. No variation, modification or changes to this Agreement shall be binding unless in writing and signed by an officer of each party.

IN WITNESS HEREOF, the parties to this Agreement have caused it to be duly executed in duplicate by their respective officers on the dates shown below.


LINCOLN BENEFIT LIFE COMPANY OF LINCOLN, NEBRASKA


By         /s/ Robert Rich
           ------------------------------------------
Title      Vice President & Actuary
           ------------------------------------------
Date       January 3, 1994
           ------------------------------------------



ALLSTATE LIFE INSURANCE COMPANY OF NORTHBROOK, ILLINOIS


By         /s/ C. Nelson Strom
           ------------------------------------------
Title      Assistant Vice President
           ------------------------------------------
Date       January 10, 1994
           ------------------------------------------

                                     SCHEDULE A
                          CONTRACTS SUBJECT TO REINSURANCE
                          --------------------------------

Any annuity contract whose reserve is invested, in whole or in part, in any account designated as a Lincoln Benefit Variable Annuity Separate Account shall be reinsured under this Agreement; provided, however, that the portion of any such contract which is not so invested is not covered under this Agreement.

                                AMENDMENT #1 TO THE

                               REINSURANCE AGREEMENT

                                      BETWEEN

                  LINCOLN BENEFIT LIFE COMPANY, LINCOLN, NEBRASKA
                                (HEREINAFTER "LBL")

                                        AND

               ALLSTATE LIFE INSURANCE COMPANY, NORTHBROOK, ILLINOIS
                              (HEREINAFTER "ALLSTATE")

WHEREAS, LBL and Allstate entered into a Reinsurance Agreement regarding variable annuity contracts issued by LBL (hereinafter "Agreement") having an effective date of January 1, 1994; and

WHEREAS, LBL and Allstate desire to amend the Agreement as stated below.

NOW THEREFORE, the Agreement is hereby amended as follows:

     1.)   Article IV, "DAILY RESERVE ADJUSTMENTS", is hereby amended by adding the following sentence to the definition of RC:

     "Accounting period for purposes of this paragraph is one day".

     2.)   Article VII, "INSOLVENCY", is hereby amended by deleting said
Article in its entirety, and replacing it with the following new Article VII:

                                    ARTICLE VII
                                    -----------
                                     INSOLVENCY
                                     ----------

     1. The portion of any risk or obligation assumed by Allstate, when such portion is ascertained, shall be payable on demand of LBL, at the same time as LBL shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by Allstate, on the basis of the liability of LBL under the contract or contracts reinsured without diminution because of the insolvency of LBL.

     2. In the event of the insolvency and the appointment of a conservator, liquidator or statutory successor of LBL, such portion shall be payable to such conservator, liquidator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against LBL by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of LBL to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims.


     3.)   Article VIII, "ARBITRATION", shall be amended to include the following language at the end of that article:

           The decision of the Arbitrators shall be handed down within 45 days of the date on which the arbitration is concluded.

     4.)   Article X, "DURATION OF AGREEMENT", shall be deleted in its entirety and shall be replaced with the following language:

           This Agreement will be effective as of January 1, 1994, and will be unlimited as to its duration; provided, however, it may be terminated with respect to the reinsurance of new business by either party giving the other party ninety (90) days prior written notice of termination.

5.)  In addition, a new Article XII is added to the Agreement, as follows:

                                    ARTICLE XII
                                    -----------
                                       OFFSET
                                       ------


           Any debts or credits, liquidated or unliquidated, in favor of or against either Allstate of LBL with respect to this Agreement only shall be set-off and only the balance shall be allowed or paid.

Except as amended hereby, the Agreement shall remain unchanged.

IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.



LINCOLN BENEFIT LIFE COMPANY            ALLSTATE LIFE INSURANCE COMPANY

By:    /s/ Carol S. Watson              By:    /s/ Michael Velotta
       -------------------------               ------------------------------

Title: Senior Vice President            Title: Vice President
       -------------------------               ------------------------------

Date:  March 21, 1995                   Date:  March 24, 1995
       -------------------------               ------------------------------

                                    AMENDMENT #2

                            TO THE REINSURANCE AGREEMENT
                             EFFECTIVE JANUARY 1, 1994

                                      BETWEEN

                            LINCOLN BENEFIT LIFE COMPANY
                             (HEREINAFTER CALLED "LBL")

                                        AND

                          ALLSTATE LIFE INSURANCE COMPANY
                          (HEREINAFTER CALLED "ALLSTATE")

IT IS HEREBY AGREED, that the Reinsurance Agreement effective January 1, 1994, between LBL and ALLSTATE (hereinafter "Agreement"), is amended as provided below.

Effective January 1, 1994, Article III is hereby amended by adding the following new paragraph:

ALLSTATE and LBL agree to an election under Treasury Regulations 1-848-2(g)(8) as follows:

     (a) For each taxable year under this Agreement, the party with net positive consideration, as defined in the regulations promulgated under Treasury Code Section 848, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1);

     (b) LBL and ALLSTATE agree to exchange information pertaining to the amount of net consideration for all reinsurance agreements in force between them to ensure consistency for purposes of computing specified policy acquisition expenses. LBL and ALLSTATE shall agree on the amount of such net consideration for each taxable year no later than the May 1 following the end of such year.

     (c) This election shall be effective for 1994 and for all subsequent taxable years for which this Agreement remains in effect.




                                      Pag 1 of 2

Except as amended hereby, the Agreement shall remain unchanged.


IN WITNESS HEREOF, the parties to the Agreement have caused this Amendment to be duly executed in duplicate by their respective officers on the dates shown below.




LINCOLN BENEFIT LIFE COMPANY


By:       /s/ Robert Rich
          ------------------------------------------------------------

Title:    Senior Vice President, Chief Actuary & Treasurer
          ------------------------------------------------------------

Date:     August 10, 1995
          ------------------------------------------------------------






ALLSTATE LIFE INSURANCE COMPANY




By:       /s/ C. Nelson Strom
          ------------------------------------------------------------

Title:    Assistant Vice President
          ------------------------------------------------------------

Date:     August 10, 1995
          ------------------------------------------------------------









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